UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

Miromatrix Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40518	27-1285782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6455 Flying Cloud Drive, Suite 107

Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 942-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MIRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02Results of Operations and Financial Condition.

On August 14, 2023, Miromatrix Medical Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2023. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information contained in Item 2.02 and Exhibit 99.1 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18. Furthermore, the information contained in Item 2.02 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
99.1	Press Release, dated August 14, 2023
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2023	Miromatrix Medical Inc.

	By:	/s/ James Douglas
James Douglas
Chief Financial Officer